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                                                                Exhibit 23.1

                      Consent of Independent Auditors

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Northwest Airlines Corporation of our report dated January 21, 1997 included in the Current Report (Form 8-K) dated March 6, 1997 of Northwest Airlines Corporation.

Our audit also included the financial statement schedule of Northwest Airlines Corporation listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audit. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 33-87252 and 333-13307) of Northwest Airlines Corporation and Northwest Airlines, Inc. and in the related Prospectuses and in the Registration Statements on Form S-8 (Nos. 33-85220, 333-2652, 333-14445 and 333-12571) of our report dated January 21, 1997, with respect to the consolidated financial statements incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedule included in this Annual Report (Form 10-K) of Northwest Airlines Corporation.


                                                  Ernst & Young LLP



Minneapolis, Minnesota
March 25, 1997